October 2024

Preliminary Pricing Supplement No. 4,482

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 23, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one-year, if a redemption event has occurred with respect to each of the common stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®, which we refer to collectively as the underlyings, the securities will be automatically redeemed for an early redemption payment that will increase over the term of the securities, as described below. A redemption event occurs with respect to an underlying if, on any monthly determination date (beginning after one year), the closing level of such underlying (multiplied by the respective then-current adjustment factor, if applicable) is greater than or equal to 90% of its respective initial level, which we refer to as the respective call threshold level. The securities will be redeemed if a redemption event occurs with respect to each of the underlyings on either the same monthly determination date (beginning after one year) or on different monthly determination dates (beginning after one year), but a redemption event must occur with respect to each of the underlyings for the securities to be automatically redeemed. No further payments will be made on the securities once they have been redeemed. At maturity, if a redemption event has occurred with respect to each underlying on or prior to the final determination date, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of at least approximately 25.30% (to be determined on the pricing date). If at least one underlying has not experienced a redemption event on or prior to the final determination date, but the final level of each underlying is greater than or equal to 60% of its respective initial level, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying from its initial level on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to risk their principal based on the worst performing underlying and forgo current income and participation in the appreciation of the underlyings in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if a redemption event occurs with respect to each underlying on or prior to the final determination date. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each underlying on or prior to the final determination date. Furthermore, a redemption event can occur with respect to any underlying only on one of the monthly determination dates (beginning after one year), and not at other times during the term of the securities. If at least one underlying has not experienced a redemption event on or prior to the final determination date, the payment at maturity will be based on the worst performing of the underlyings. In such a scenario, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in the appreciation of any underlying. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

NVIDIA Corporation common stock (the “NVDA Stock”), Taiwan Semiconductor Manufacturing Company Limited American depositary shares (“ADSs”), each Taiwan Semiconductor ADS representing five Taiwan Semiconductor Manufacturing Company Limited common shares (the “TSM Stock”) and Nasdaq-100 Index® (the “NDX Index”). We refer to each of the NVDA Stock and the TSM Stock as an underlying stock.

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 29, 2024
Original issue date:	November 1, 2024 (3 business days after the pricing date)
Maturity date:	November 2, 2028
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the 1-year initial non-call period, the securities will be automatically redeemed if, as of any monthly determination date, beginning on October 30, 2025, a redemption event, as defined below, has occurred on or prior to such determination date with respect to each of the underlyings. The securities will not be redeemed on any early redemption date unless a redemption event has occurred with respect to each of the underlyings on or prior to the related determination date.

Redemption event:

A redemption event occurs with respect to an underlying if, on any monthly determination date (beginning after one year), the closing level of such underlying (multiplied by the respective then-current adjustment factor, if applicable) is greater than or equal to its respective call threshold level. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each individual underlying on a determination date up to and including the final determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 25.30% per annum, to be determined on the pricing date) for each monthly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

Determination dates:

Beginning after one year, monthly, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days, non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.

Determination closing level:

With respect to each underlying stock, on any trading day, the closing price of such underlying on such trading day times the respective then-current adjustment factor for such underlying on such trading day

With respect to the NDX Index, on any index business day, the index closing value of such underlying on such index business day

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

At least $2,012.00 (to be determined on the pricing date)

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $966.40 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$	$	$

(1)Selected dealers and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

Terms continued from previous page:

Initial level:

With respect to the NVDA Stock, $ , which is its closing price on the pricing date

With respect to the TSM Stock, $ , which is its closing price on the pricing date

With respect to the NDX Index, , which is the index closing value of such index on the pricing date

Downside threshold level:

With respect to the NVDA Stock, $ , which is 60% of its initial level

With respect to the TSM Stock, $ , which is 60% of its initial level

With respect to the NDX Index, , which is 60% of its initial level

Call threshold level:

With respect to the NVDA Stock, $ , which is 90% of its initial level

With respect to the TSM Stock, $ , which is 90% of its initial level

With respect to the NDX Index, , which is 90% of its initial level

Final level:

With respect to each underlying stock, the respective determination closing level of such underlying stock on the final determination date

With respect to the NDX Index, the determination closing level on the final determination date

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Underlying performance factor:	With respect to each underlying, the final level divided by the initial level
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
CUSIP:	61776WLH4
ISIN:	US61776WLH42
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates	Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	10/30/2025	1st early redemption date:	11/4/2025	At least $1,253.00
2nd determination date:	11/28/2025	2nd early redemption date:	12/3/2025	At least $1,274.083
3rd determination date:	12/29/2025	3rd early redemption date:	1/2/2026	At least $1,295.167
4th determination date:	1/29/2026	4th early redemption date:	2/3/2026	At least $1,316.25
5th determination date:	2/27/2026	5th early redemption date:	3/4/2026	At least $1,337.333
6th determination date:	3/30/2026	6th early redemption date:	4/2/2026	At least $1,358.417
7th determination date:	4/29/2026	7th early redemption date:	5/4/2026	At least $1,379.50
8th determination date:	5/29/2026	8th early redemption date:	6/3/2026	At least $1,400.583
9th determination date:	6/29/2026	9th early redemption date:	7/2/2026	At least $1,421.667
10th determination date:	7/29/2026	10th early redemption date:	8/3/2026	At least $1,442.75
11th determination date:	8/31/2026	11th early redemption date:	9/3/2026	At least $1,463.833
12th determination date:	9/29/2026	12th early redemption date:	10/2/2026	At least $1,484.917
13th determination date:	10/29/2026	13th early redemption date:	11/3/2026	At least $1,506.00
14th determination date:	11/30/2026	14th early redemption date:	12/3/2026	At least $1,527.083
15th determination date:	12/29/2026	15th early redemption date:	1/4/2027	At least $1,548.167
16th determination date:	1/29/2027	16th early redemption date:	2/3/2027	At least $1,569.25
17th determination date:	2/26/2027	17th early redemption date:	3/3/2027	At least $1,590.333
18th determination date:	3/29/2027	18th early redemption date:	4/1/2027	At least $1,611.417
19th determination date:	4/29/2027	19th early redemption date:	5/4/2027	At least $1,632.50
20th determination date:	5/28/2027	20th early redemption date:	6/3/2027	At least $1,653.583
21st determination date:	6/29/2027	21st early redemption date:	7/2/2027	At least $1,674.667
22nd determination date:	7/29/2027	22nd early redemption date:	8/3/2027	At least $1,695.75
23rd determination date:	8/30/2027	23rd early redemption date:	9/2/2027	At least $1,716.833
24th determination date:	9/29/2027	24th early redemption date:	10/4/2027	At least $1,737.917
25th determination date:	10/29/2027	25th early redemption date:	11/3/2027	At least $1,759.00
26th determination date:	11/29/2027	26th early redemption date:	12/2/2027	At least $1,780.083

October 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

Determination Dates	Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
27th determination date:	12/29/2027	27th early redemption date:	1/3/2028	At least $1,801.167
28th determination date:	1/31/2028	28th early redemption date:	2/3/2028	At least $1,822.25
29th determination date:	2/29/2028	29th early redemption date:	3/3/2028	At least $1,843.333
30th determination date:	3/29/2028	30th early redemption date:	4/3/2028	At least $1,864.417
31st determination date:	4/28/2028	31st early redemption date:	5/3/2028	At least $1,885.50
32nd determination date:	5/30/2028	32nd early redemption date:	6/2/2028	At least $1,906.583
33rd determination date:	6/29/2028	33rd early redemption date:	7/5/2028	At least $1,927.667
34th determination date:	7/31/2028	34th early redemption date:	8/3/2028	At least $1,948.75
35th determination date:	8/29/2028	35th early redemption date:	9/1/2028	At least $1,969.833
36th determination date:	9/29/2028	36th early redemption date:	10/4/2028	At least $1,990.917
Final determination date:	10/30/2028	See “Maturity date” above.		See “Payment at maturity” above.

* The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 25.30% per annum.

October 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index® (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, if, as of any monthly determination date (beginning after one year), a redemption event has occurred with respect to each underlying, the securities will be automatically redeemed for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if a redemption event has occurred with respect to each underlying on or prior to the final determination date, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of at least approximately 25.30% (to be determined on the pricing date). If at least one underlying has not experienced a redemption event on or prior to the final determination date, but the final level of each underlying is greater than or equal to its respective downside threshold level, which is 60% of the respective initial level, investors will receive the stated principal of $1,000. However, if at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying from its initial level on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 4 years
Automatic early redemption monthly (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, as of any of the monthly determination dates, a redemption event has occurred with respect to each of the underlyings, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.

Redemption event:

A redemption event occurs with respect to an underlying if, on any monthly determination date (beginning after one year), the closing level of such underlying (multiplied by the respective then-current adjustment factor, if applicable) is greater than or equal to its respective call threshold level. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each individual underlying on a determination date up to and including the final determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 25.30% per annum, to be determined on the pricing date) for each monthly determination date, as follows*:

	●1st determination date:	At least $1,253.00
	●2nd determination date:	At least $1,274.083
	●3rd determination date:	At least $1,295.167
	●4th determination date:	At least $1,316.25
	●5th determination date:	At least $1,337.333
	●6th determination date:	At least $1,358.417
	●7th determination date:	At least $1,379.50
	●8th determination date:	At least $1,400.583
	●9th determination date:	At least $1,421.667
	●10th determination date:	At least $1,442.75
	●11th determination date:	At least $1,463.833
	●12th determination date:	At least $1,484.917
	●13th determination date:	At least $1,506.00
	●14th determination date:	At least $1,527.083
	●15th determination date:	At least $1,548.167
	●16th determination date:	At least $1,569.25

October 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

	●17th determination date:	At least $1,590.333
	●18th determination date:	At least $1,611.417
	●19th determination date:	At least $1,632.50
	●20th determination date:	At least $1,653.583
	●21st determination date:	At least $1,674.667
	●22nd determination date:	At least $1,695.75
	●23rd determination date:	At least $1,716.833
	●24th determination date:	At least $1,737.917
	●25th determination date:	At least $1,759.00
	●26th determination date:	At least $1,780.083
	●27th determination date:	At least $1,801.167
	●28th determination date:	At least $1,822.25
	●29th determination date:	At least $1,843.333
	●30th determination date:	At least $1,864.417
	●31st determination date:	At least $1,885.50
	●32nd determination date:	At least $1,906.583
	●33rd determination date:	At least $1,927.667
	●34th determination date:	At least $1,948.75
	●35th determination date:	At least $1,969.833
	●36th determination date:	At least $1,990.917
*The actual early redemption payment with respect to each determination date will be determined on the pricing date. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

At least $2,012.00 (to be determined on the pricing date)

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

October 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $966.40, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if, as of any monthly determination date, a redemption event has occurred with respect to each underlying.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, if a redemption event has occurred on or prior to a determination date with respect to each underlying, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of at least approximately 25.30% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlyings.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that at least one underlying has not experienced a redemption event prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. However, as of the final determination date, a redemption event has occurred with respect to each underlying. At maturity, investors will receive a cash payment equal to at least $2,012.00 per stated principal amount, corresponding to a return of at least approximately 25.30% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlyings.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying has not experienced a redemption event on or prior to the final determination date. Consequently, the securities are not redeemed prior to maturity, and, at maturity, investors do not receive a positive return. However, the final level of each underlying is greater than or equal to its respective downside threshold level, which is 60% of its respective initial level. Therefore, at maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying has not experienced a redemption event on or prior to the final determination date. Consequently, the securities are not redeemed prior to maturity, and, at maturity, investors do not receive a positive return. On the final determination date, the final level of at least one underlying is below its respective downside threshold level. Therefore, at maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

October 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 2, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Nasdaq-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the monthly determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to whether or not a redemption event has occurred with respect to each underlying and the final level of each underlying on the final determination date. The actual early redemption payment with respect to each applicable determination date, initial levels, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Level:	With respect to the NVDA Stock: $80.00 With respect to the TSM Stock: $200.00 With respect to the NDX Index: 14,000
Hypothetical Call Threshold Level:

With respect to the NVDA Stock: $72.00, which is 90% of its hypothetical initial level

With respect to the TSM Stock: $180.00, which is 90% of its hypothetical initial level

With respect to the NDX Index: 12,600, which is 90% of its hypothetical initial level

Hypothetical Downside Threshold Level:

With respect to the NVDA Stock: $48.00, which is 60% of its hypothetical initial level

With respect to the TSM Stock: $120.00, which is 60% of its hypothetical initial level

With respect to the NDX Index: 8,400, which is 60% of its hypothetical initial level

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 25.30% per annum for each monthly determination date, as follows:

	●1st determination date:	$1,253.00
	●2nd determination date:	$1,274.083
	●3rd determination date:	$1,295.167
	●4th determination date:	$1,316.25
	●5th determination date:	$1,337.333
	●6th determination date:	$1,358.417
	●7th determination date:	$1,379.50
	●8th determination date:	$1,400.583
	●9th determination date:	$1,421.667
	●10th determination date:	$1,442.75
	●11th determination date:	$1,463.833
	●12th determination date:	$1,484.917
	●13th determination date:	$1,506.00
	●14th determination date:	$1,527.083
	●15th determination date:	$1,548.167
	●16th determination date:	$1,569.25
	●17th determination date:	$1,590.333
	●18th determination date:	$1,611.417
	●19th determination date:	$1,632.50
	●20th determination date:	$1,653.583
	●21st determination date:	$1,674.667
	●22nd determination date:	$1,695.75
	●23rd determination date:	$1,716.833

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	●24th determination date:	$1,737.917
	●25th determination date:	$1,759.00
	●26th determination date:	$1,780.083
	●27th determination date:	$1,801.167
	●28th determination date:	$1,822.25
	●29th determination date:	$1,843.333
	●30th determination date:	$1,864.417
	●31st determination date:	$1,885.50
	●32nd determination date:	$1,906.583
	●33rd determination date:	$1,927.667
	●34th determination date:	$1,948.75
	●35th determination date:	$1,969.833
	●36th determination date:	$1,990.917
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

$2,012.00 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

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Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

	Determination Closing Level			Payment (per Security)
	NVDA Stock	TSM Stock	NDX Index
1st Determination Date	$60.00 (below the call threshold level)	$200.00 (at or above the call threshold level)	13,000 (at or above the call threshold level)	--
2nd Determination Date	$120.00 (at or above the call threshold level)	$170.00 (below the call threshold level)	13,500 (at or above the call threshold level)	$1,274.083

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed, but a redemption event has occurred with respect to the TSM Stock and the NDX Index. On the second determination date, the closing level of the NVDA Stock is at or above its respective call threshold level. Therefore, as of the second determination date, a redemption event has occurred with respect to each of the three underlyings. The securities are automatically redeemed on the second early redemption date. Investors will receive $1,274.083 per security on the related early redemption date, corresponding to an annual return of approximately 25.30%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of any underlying.

Example 2 — The securities are redeemed following the sixth determination date.

	Determination Closing Level		Payment (per Security)
	NVDA Stock	TSM Stock	NDX Index
1st Determination Date	$80.00 (at or above the call threshold level)	$170.00 (below the call threshold level)	12,000 (below the call threshold level)	--
2nd Determination Date	$68.00 (below the call threshold level)	$200.00 (at or above the call threshold level)	11,000 (below the call threshold level)	--
3rd Determination Date	$65.00 (below the call threshold level)	$165.00 (below the call threshold level)	11,500 (below the call threshold level)	--
4th Determination Date	$95.00 (at or above the call threshold level)	$150.00 (below the call threshold level)	11,250 (below the call threshold level)	--
5th Determination Date	$70.00 (below the call threshold level)	$155.00 (below the call threshold level)	10,000 (below the call threshold level)	--
6th Determination Date	$65.00 (below the call threshold level)	$130.00 (below the call threshold level)	15,000 (at or above the call threshold level)	$1,358.417

In this example, on the first determination date, a redemption event occurs with respect to the NVDA Stock, but a redemption event does not occur with respect to either the TSM Stock or the NDX Index. Therefore, the securities are not redeemed. On the second determination date, a redemption event occurs with respect to the TSM Stock, but because the NDX Index has not experienced a redemption event, the securities are not redeemed. On each of the third through fifth determination dates, the NDX Index does not experience a redemption event. Therefore, the securities are not redeemed. On the sixth determination date, a redemption event occurs with respect to the NDX Index. Therefore, the securities are automatically redeemed, as a redemption event has occurred with respect to each of the three underlyings. Investors will receive a payment of $1,358.417 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of any underlying.

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Payment at Maturity

In the following examples, a redemption event has not occurred with respect to at least one of the underlyings prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Level			Payment at Maturity (per Security)
	NVDA Stock	TSM Stock	NDX Index
Example 1:	$120.00 (at or above its call threshold level)	$200.00 (at or above its call threshold level)	14,000 (at or above its call threshold level)	$2,012.00
Example 2:	$96.00 (at or above its call threshold level and downside threshold level)	$160.00 (below its call threshold level but at or above its downside threshold level; this example assumes a redemption event has not previously occurred)	15,400 (at or above its call threshold level and downside threshold level)	$1,000.00
Example 3:	$96.00 (at or above its call threshold level and downside threshold level)	$250.00 (at or above its call threshold level and downside threshold level)	4,200 (below its downside threshold level; this example assumes a redemption event has not previously occurred)	$1,000 × (4,200 / 14,000) = $300.00
Example 4:	$96.00 (at or above its call threshold level and downside threshold level)	$40.00 (below its downside threshold level)	10,500 (below its call threshold level but at or above its downside threshold level)	$1,000 × ($40.00 / $200.00) = $200.00
Example 5:	$16.00 (below its downside threshold level)	$90.00 (below its downside threshold level)	7,000 (below its downside threshold level)	$1,000 × ($16.00 / $80.00) = $200.00

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, a redemption event has necessarily occurred with respect to each underlying on or prior to the final determination date, and investors receive at maturity a fixed positive return. Investors do not participate in the appreciation of any underlying.

In example 2, the final level of two of the underlyings are at or above their respective call threshold levels and downside threshold levels, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. A redemption event has necessarily occurred with respect to both the NVDA Stock and NDX Index. This example assumes that a redemption event has not occurred with respect to the TSM Stock prior to the final determination date. Therefore, at least one underlying has not experienced a redemption event on or prior to the final determination date. The NVDA Stock has increased 20% from its initial level to its final share, the NDX Index has increased 10% from its initial level to its final level and the TSM Stock has declined 20% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to $1,000 per security. Investors do not participate in the appreciation of any underlying.

In example 3, the final levels of two of the underlyings are at or above their respective call threshold levels and downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. A redemption event has necessarily occurred with respect to the both the NVDA Stock and TSM Stock, but this example assumes that a redemption event has not occurred with respect to the NDX Index prior to the final determination date. Therefore, at least one underlying has not experienced a redemption event on or prior to the final determination date. Because the final level of the NDX Index is below its respective downside threshold level, investors are exposed to the downside performance of the worst performing underlying at maturity. The NVDA Stock has increased 20% from its initial level to its final level, the TSM Stock has increased 25% from its initial level to its final level and the NDX Index has declined 70% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share

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performance factor of the NDX Index, which is the worst performing underlying in this example. Investors lose a significant portion of their investment even though the other two underlyings have appreciated, because the final level of the other underlying is less than its respective downside threshold level.

In example 4, at least one underlying has not experienced a redemption event on or prior to the final determination date. The final level of one of the underlyings is at or above its call threshold level and downside threshold level, the final level of one of the underlyings is below its call threshold level and at or above its downside threshold level and the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The NVDA Stock has increased 20% from its initial level to its final level, the TSM Stock has declined 80% from its initial level to its final level and the NDX Index has declined 25% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the NVDA Stock, which is the worst performing underlying in this example.

In example 5, at least one underlying has not experienced a redemption event on or prior to the final determination date. The final level of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying. The NVDA Stock has declined 80% from its initial level to its final level, the TSM Stock has declined 55% from its initial level to its final level and the NDX Index has declined 50% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the NVDA Stock, which is the worst performing underlying in this example.

If a redemption event has not occurred with respect to at least one underlying, and the final level of any underlying is below its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If at least one underlying has not experienced a redemption event on or prior to the final determination date, and the final level of any underlying is less than its respective downside threshold level of 60% of its initial level, you will be exposed to the decline in the worst performing underlying, as compared to its respective initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date (beginning after one year) if, as of that determination date, each underlying has closed at or above its respective call threshold level on at least one monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and, as of the final determination date, a redemption event has occurred with respect to each underlying. In all cases, you will not participate in any appreciation of the underlyings, which could be significant. In addition, in order for you to receive a positive return on the securities, a redemption event must occur with respect to each underlying on or prior to the final determination date. Furthermore, a redemption event can occur with respect to any underlying only on one of the monthly determination dates (beginning after one year), and not at other times during the term of the securities. If a redemption event occurs with respect to only one or two of the underlyings, but not with respect to the other(s), you will not receive a positive return on the securities, and you may lose a significant portion or all of your investment at maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the values of the underlyings on any day, including in relation to the respective initial levels, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the NDX Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the NVDA Stock, the TSM Stock and the component stocks of the NDX Index or securities markets generally and which may affect the value of each underlying, odividend rates on the NVDA Stock, the TSM Stock or on the securities underlying the NDX Index,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the NDX Index and changes in the respective constituent stocks othe occurrence of certain events affecting the NVDA Stock or the TSM Stock that may or may not require an adjustment to an adjustment factor, and

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oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDX Index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the NDX Index. Investors in the securities will not participate in any appreciation in the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the NVDA Stock, the TSM Stock, or the stocks that constitute the NDX Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than

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the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the NVDA Stock, the TSM Stock, the stocks that constitute the NDX Index, as well as in other instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which is the price at or above which the underlying must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing level of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether a redemption event has occurred with respect to each underlying, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its

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capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the NDX Index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Calculation Agent and Calculations," and “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive an early redemption payment, each underlying must have closed at or above its respective call threshold level on a determination date (beginning after one year). In addition, if at least one underlying has not experienced a redemption event on or prior to the final determination date, and any underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies. The TSM Stock is issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited have been issued by a company in an

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Principal at Risk Securities

emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares are subject to currency exchange rate risk. As Taiwan Semiconductor Manufacturing Company Limited has its main operations in Taiwan and derives its revenues in New Taiwan dollars, fluctuations in the exchange rate between the New Taiwan dollar and the U.S. dollar may affect the market price of the Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the New Taiwan dollar and the U.S. dollar is managed by the Taiwanese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The Central Bank of the Republic of China, the monetary authority in Taiwan, sets the spot rate of the New Taiwan dollar, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the New Taiwan dollar/U.S. dollar exchange rate. In the future, the Taiwanese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the New Taiwan dollar in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in Taiwan, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the New Taiwan dollar by the Central Bank of the Republic of China could result in significant movement in the value of the New Taiwan dollar. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Taiwan and the United States, including economic and political developments in other countries. The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Taiwanese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The TSM Stock is the ADSs of Taiwan Semiconductor Manufacturing Company Limited and not the common shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding common shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of common shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding common shares may be significant and may materially and adversely affect the value of the securities.

￭No affiliation with NVIDIA Corporation or Taiwan Semiconductor Manufacturing Company Limited. NVIDIA Corporation and Taiwan Semiconductor Manufacturing Company Limited are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to NVIDIA Corporation or Taiwan Semiconductor Manufacturing Company Limited in connection with this offering. See “NVIDIA Corporation Overview” and “Taiwan Semiconductor Manufacturing Company Limited Overview” below.

￭We may engage in business with or involving NVIDIA Corporation or Taiwan Semiconductor Manufacturing Company Limited without regard to your interests. We or our affiliates may presently or from time to time engage in business with NVIDIA Corporation and Taiwan Semiconductor Manufacturing Company Limited without regard to your interests and thus may acquire non-public information about NVIDIA Corporation or Taiwan Semiconductor

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Manufacturing Company Limited. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to NVIDIA Corporation or Taiwan Semiconductor Manufacturing Company Limited, which may or may not recommend that investors buy or hold the NVDA Stock or the TSM Stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the NVDA Stock or the TSM Stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the NVDA Stock or the TSM Stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of an underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect an underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying stock or anyone else makes a partial tender or partial exchange offer for such underlying stock, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of an underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final level of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

￭Adjustments to the NDX Index could adversely affect the value of the securities. The publisher of the NDX Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. The publisher of the NDX Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the NDX Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the NDX Index last in effect prior to discontinuance of the NDX Index.

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NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$143.59
52 Weeks Ago:	$42.98
52 Week High (on 10/21/2024):	$143.71
52 Week Low (on 10/26/2023):	$40.33
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2021 through October 22, 2024. The closing level of the NVDA Stock on October 22, 2024 was $143.59. The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2019 through October 22, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the NVDA Stock on any determination date, including the final determination date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.027	13.665	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter (through October 22, 2024)	143.71	117.00	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

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Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to October 22, 2024

This document relates only to the securities offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the NVDA Stock.

October 2024 Page 20

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Principal at Risk Securities

Taiwan Semiconductor Manufacturing Company Limited Overview

Taiwan Semiconductor Manufacturing Company Limited is a foundry that manufactures semiconductors using its manufacturing processes based on proprietary integrated circuit designs. The underlying stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Taiwan Semiconductor Manufacturing Company Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14700 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Taiwan Semiconductor Manufacturing Company Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSM Stock is accurate or complete.

Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	TSM
Exchange:	NYSE
Current Stock Price:	$198.48
52 Weeks Ago:	$91.11
52 Week High (on 10/17/2024):	$205.84
52 Week Low (on 10/27/2023):	$85.99
Current Dividend Yield:	1.25%

The following table sets forth the published high and low closing prices of, as well as dividends on, the TSM Stock for each quarter from January 1, 2021 through October 22, 2024. The closing level of the TSM Stock on October 22, 2024 was $198.48. The associated graph shows the closing prices of the TSM Stock for each day from June 12, 2019 through October 22, 2024. The historical closing prices of the TSM Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TSM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the TSM Stock on any determination date, including the final determination date.

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited (CUSIP 874039100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	140.05	108.96	0.347478
Second Quarter	124.80	108.21	0.352025
Third Quarter	124.70	108.12	0.388084
Fourth Quarter	124.75	109.02	0.392615
2022
First Quarter	140.66	99.29	0.375734
Second Quarter	104.79	81.75	0.364647
Third Quarter	91.57	68.56	0.343565
Fourth Quarter	82.98	60.28	0.353366
2023
First Quarter	97.96	74.03	0.356346
Second Quarter	107.41	82.25	0.3468
Third Quarter	105.57	84.29	0.367441
Fourth Quarter	104.70	85.41	0.381765
2024
First Quarter	149.20	99.13	0.431022
Second Quarter	179.69	127.70	0.42654
Third Quarter	191.05	147.95	0.493613
Fourth Quarter (through October 22, 2024)	205.84	172.07	-

We make no representation as to the amount of dividends, if any, that Taiwan Semiconductor Manufacturing Company Limited may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited.

October 2024 Page 21

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Principal at Risk Securities

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited – Daily Closing Prices June 12, 2019 to October 22, 2024

This document relates only to the securities offered hereby and does not relate to the TSM Stock or other securities of Taiwan Semiconductor Manufacturing Company Limited. We have derived all disclosures contained in this document regarding the TSM Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Taiwan Semiconductor Manufacturing Company Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Taiwan Semiconductor Manufacturing Company Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TSM Stock (and therefore the price of the TSM Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Taiwan Semiconductor Manufacturing Company Limited could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the TSM Stock.

October 2024 Page 22

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Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

Information as of market close on October 22, 2024:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	20,383.64
52 Weeks Ago:	14,604.85
52 Week High (on 7/10/2024):	20,675.38
52 Week Low (on 10/26/2023):	14,109.57

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter from January 1, 2019 through October 22, 2024. The closing value of the NDX Index on October 22, 2024 was 20,383.64. The associated graph shows the daily closing values of the NDX Index for each day from January 1, 2029 through October 22, 2024. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDX Index on any determination date, including the final determination date.

Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter (through October 22, 2024)	20,439.04	19,773.30	20,383.64

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

October 2024 Page 23

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Nasdaq-100 Index® – Daily Closing Values January 1, 2019 to October 22, 2024

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms herein shall control.
Underlyings:	The accompanying product supplement refers to the underlyings as the “underlying shares” or the “underlying index,” as applicable.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Underlying stock issuer:

With respect to the NVDA Stock, NVIDIA Corporation.

With respect to the TSM Stock, Taiwan Semiconductor Manufacturing Company Limited.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day, non-index business day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or both of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether a redemption event has occurred, whether the securities will be automatically redeemed and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event up to and including the final determination date: If the exchange property value (as defined below) is greater than or equal to the respective call threshold level, a redemption event will have occurred with respect to the underlying stock that has undergone the reorganization event.

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If, as of any determination date, a redemption event has occurred on or prior to such determination date with respect to each underlying stock, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If a redemption event has occurred with respect to each underlying stock on or prior to the final determination date: at least $2,012.00 (to be determined on the pricing date);

➢If at least one of the underlying stocks has not experienced a redemption

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event on or prior to the final determination date, but the exchange property value is greater than or equal to the respective downside threshold level, and the final level (or exchange property value, if applicable) of the other underlying stock is also greater than or equal to its respective downside threshold level: $1,000; or

➢If at least one of the underlying stocks has not experienced a redemption event on or prior to the final determination date, and the exchange property value is less than the respective downside threshold level, or the final level (or exchange property value, if applicable) of the other underlying stock is also less than its respective downside threshold level:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor of the worst performing underlying stock, the “final level” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing level, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all

October 2024 Page 26

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references in this offering document and in the related product supplement with respect to the securities to “such underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing level or the final level of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii)

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Principal at Risk Securities

deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should

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Principal at Risk Securities

read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in the stocks constituting the NDX Index, in futures and/or options contracts on the underlyings or the component stocks of the NDX Index listed on major securities markets. Such purchase activity could increase the initial level of an underlying, and, as a result, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:	Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index

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Principal at Risk Securities

supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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